Exhibit 10.3

Exclusive Business Cooperation Agreement

This Exclusive Business Cooperation Agreement (this “Agreement”) is entered into as of June 29, 2026 by and between:

Party A: Erhua Medical Technology (Changzhou) Co., Ltd., a limited liability company duly organized and existing under the laws of China, with its registered address at No. 33 Xiangyun Road, Jiangsu Wujin Economic Development Zone, and unified social credit code 91320412MA22J9TA7M;

Party B: Beijing Tongsheng Technology Co., Ltd., a limited liability company duly organized and existing under the laws of China, with its registered address at No. 1078, Building 1, No. A1 Pingfang, Hujialou Beili, Chaoyang District, Beijing (cluster registration), and unified social credit code 91110105MABR6BN869.

Party A and Party B are hereinafter referred to individually as a “Party” and collectively as the “Parties”.

1. Services

Party A agrees to provide Party B, directly or through its designee, with exclusive technical support, business support, consulting and other services within the scope of Party B’s business during the term of this Agreement, and Party B agrees to accept such exclusive services from Party A or its designee.

The services include, without limitation, business operation support, technology services, consulting services, business development and strategic consulting, marketing consultation and promotion services, market research and analysis, client and supplier relationship management, personnel and training support, software, system and database development and maintenance, intellectual property licensing, equipment or facility leasing, and other services requested by Party B and approved by Party A.

Party B hereby appoints Party A as its exclusive service provider with respect to the matters contemplated by this Agreement. Without Party A’s prior written consent, Party B shall not accept the same or similar services from any third party or cooperate with any third party with respect to such services.

Party A may designate any other party to provide all or part of the services under this Agreement. Nothing in this Agreement restricts Party A from providing services to third parties.

2. Service Fees

Party B shall pay service fees to Party A for all business support, technical services and consulting services provided by Party A. The aggregate annual service fees payable by Party B shall equal all net income (net profit) generated by Party B for the relevant fiscal year, unless otherwise determined by Party A.

Party A shall issue invoices to Party B on a quarterly basis based on the scope, workload and commercial value of the services provided and the pricing agreed by the Parties. Party B shall pay the relevant consulting and service fees to Party A or its designee by the due date and in the amount specified in the invoice.

Party A may adjust the service fee standards at any time based on the quantity and content of the services provided. Such adjustment shall become effective upon written notice to Party B.

Within thirty (30) business days after the end of each fiscal year, Party B shall provide Party A with financial statements and all operating records, business contracts and financial information necessary for the preparation or review of such financial statements. Party A may appoint a reputable independent accounting firm to audit such information, and Party B shall provide full cooperation.

3. Intellectual Property and Confidentiality

The Parties may enter into intellectual property license agreements, technical service agreements, consulting service agreements, equipment leases or facility leases as necessary for the performance of this Agreement.

All oral or written information exchanged between the Parties in connection with this Agreement shall be confidential. Neither Party shall disclose such information to any third party without the prior written consent of the other Party, except where the information becomes public other than through breach, is required to be disclosed by law or stock exchange rules, is disclosed to professional advisers subject to similar confidentiality obligations, or is lawfully obtained from another source.

The confidentiality obligations under this Agreement shall survive any amendment, rescission or termination of this Agreement.

4. Representations and Warranties

Each Party represents and warrants that it is duly organized, validly existing and in good standing under PRC law, has full power and authority to execute and perform this Agreement, has obtained all necessary corporate approvals and third-party or governmental consents, and that this Agreement constitutes its legal, valid and binding obligation enforceable in accordance with its terms.

Party B represents that it has been approved by the relevant PRC authorities to conduct its current business scope and shall maintain all licenses, approvals and permits necessary for its operations.

5. Effectiveness and Term

This Agreement shall become effective on the date first written above. Unless terminated early pursuant to this Agreement or another written agreement between the Parties, this Agreement shall remain in effect indefinitely. Party B shall have no right to terminate or rescind this Agreement under any circumstances, except as required by law.

If the operating term of either Party expires during the term of this Agreement, such Party shall timely extend its operating term to ensure the continued validity and performance of this Agreement.

Party A may terminate this Agreement at any time by giving thirty (30) days’ prior written notice to Party B. Party B may not terminate this Agreement prior to expiration unless Party A commits gross negligence or fraud.

The rights and obligations of the Parties under confidentiality, indemnification and dispute resolution provisions shall survive termination of this Agreement.

6. Governing Law and Dispute Resolution

The execution, effectiveness, interpretation, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by PRC law.

Any dispute arising from or in connection with this Agreement shall first be resolved through good-faith consultation. If the Parties fail to resolve the dispute within thirty (30) days after any Party requests consultation, either Party may submit the dispute to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its then effective arbitration rules. The place of arbitration shall be Changzhou. The arbitration language shall be Chinese. The arbitral award shall be final and binding on both Parties.

7. Notices, Assignment, Severability and Amendments

All notices under this Agreement shall be delivered by hand, registered mail, commercial courier service or email to the addresses designated by the Parties and shall be deemed effectively delivered upon delivery, refusal of delivery, or sending by email, as applicable.

Party B may not assign its rights or obligations under this Agreement without Party A’s prior written consent. Party A may assign its rights and obligations under this Agreement to any third party by prior written notice to Party B without Party B’s consent.

If any provision of this Agreement is held invalid, illegal or unenforceable, the validity and enforceability of the remaining provisions shall not be affected. The Parties shall replace such provision with a valid provision that most closely reflects the original economic intent.

Any amendment or supplement to this Agreement shall be in writing and signed by both Parties.

This Agreement is written in English in two counterparts, one for each Party, each of which shall have equal legal effect.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have executed this Exclusive Business Cooperation Agreement as of the date first written above.

Party A: Erhua Medical Technology (Changzhou) Co., Ltd. (Company Chop)

By: ______________________________

Name:

Title: Legal Representative

Party B: Beijing Tongsheng Technology Co., Ltd. (Company Chop)

By: ______________________________

Name:

Title: Legal Representative

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